Exhibit 99.1

Secureworks Reports Record Second Quarter Fiscal 2019 Results

Second Quarter Fiscal 2019 Highlights

•	Revenue grew 10.8 percent over fiscal 2018 to $128.8 million, including 50 percent growth year-over-year internationally.

•	Monthly recurring revenue increased 12 percent year-over-year to $36.2 million.

•	Net loss of $0.12 per share and non-GAAP net loss per share of $0.01 were better than expectations and Adjusted EBITDA was $1.0 million.

•	Cash flow provided by operating activities was $29.3 million.

ATLANTA, Ga, September 5, 2018 - Secureworks (NASDAQ: SCWX), a leading global cybersecurity company that protects organizations in the digitally connected world, today announced financial results for its second quarter ended August 3, 2018.

“The global demand for cybersecurity solutions has never been greater and as a recognized industry leader, we continue to bring technology-led solutions that leverage our unique threat intelligence to provide measureable outcomes to help protect our clients,” said Michael R. Cote, Chief Executive Officer of Secureworks.

“We had a strong second quarter, finishing with MRR growth of 12% and improving operating leverage, as we continue to gain sales momentum. I am pleased with our progress and remain excited about the significant opportunity for further growth and productivity gains as we continue to execute against our objectives,” continued Mr. Cote.

Business and operational developments for the second quarter of fiscal 2019 include:

•
Total value of closed deals in the second quarter increased 37 percent year over year and the total value of closed deals greater than $1 million increased 30 percent over the second quarter of fiscal 2018.

•	The Company was recently recognized by the respected industry analyst firm Forrester.

◦
The Forrester Wave™: Global Managed Security Services (MSSPs), Q3 2018[1] report recognized Secureworks as a leader, based on a comprehensive set of evaluation criteria, including current offerings, strategy and market presence.

◦	Forrester’s Now Tech: Managed Detection and Response (MDR) Services, Q2 2018[2] report recognized Secureworks as one of only two large providers with full forensics capabilities.

•
International revenue increased 50 percent year over year, including 53 percent in Japan. The Company was recently recognized as a leader in the IDC MarketScape: Asia/Pacific Threat Lifecycle Services 2018 Vendor Assessment[3].

•
The Company recently launched its Red CloakTM Partner Program, working with industry leading solution providers, making the Company’s proprietary brand of behavioral analytics and high-fidelity visibility more broadly available in the marketplace. This collaboration will generate the necessary level of telemetry to apply Red Cloak analytics effectively, regardless of which endpoint detection and response solution exists within the client environment.

____________________
1 The Forrester Wave™: Global Managed Security Services Providers (MSSPs), Q3 2018, Forrester Research, Inc., August 20, 2018
2 Now Tech: Managed Detection And Response (MDR) Services, Q2 2018, Forrester Research, Inc., April 26, 2018
3 IDC MarketScape: Asia/Pacific Threat Lifecycle Services 2018 Vendor Assessment, July 2018, IDC #AP43699718

Second Quarter Fiscal 2019 Financial Results Highlights

•
GAAP revenue increased 10.8 percent to $128.8 million in the second quarter of fiscal 2019, from $116.2 million in the same period last year. Non-GAAP revenue increased 10.6 percent to $128.8 million from $116.4 million in the second quarter of fiscal 2018.

•
GAAP gross margin was 51.4 percent in the second quarter of 2019, compared with 51.9 percent in the same period last year. Non-GAAP gross margin was 54.3 percent compared with 55.1 percent in the second quarter of fiscal 2018.

•
GAAP net loss was $9.8 million, or $0.12 per share, in the second quarter of fiscal 2019, compared with a GAAP net loss of $10.3 million, or $0.13 per share, in the prior year. Non-GAAP net loss was $0.9 million, or $0.01 per share, in the second quarter of fiscal 2019, compared with a non-GAAP net loss of $3.5 million, or $0.04 per share, in the same prior year period.

•	Adjusted EBITDA was $1.0 million, compared with an adjusted EBITDA loss of $1.8 million in the second quarter of fiscal 2018.

•	Cash provided by operating activities for the three months ended August 3, 2018 was $29.3 million.

•	Secureworks ended the second quarter of fiscal 2019 with $103.3 million in cash and cash equivalents.

•
Monthly recurring revenue as of August 3, 2018 increased 12.0 percent to $36.2 million from $32.3 million as of August 4, 2017. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of period end.

Third Quarter and Full Fiscal Year 2019 Guidance

For the third quarter of fiscal 2019, the Company expects:

•	Revenue of $130 to $131 million on both a GAAP and non-GAAP basis.

•	GAAP net loss per share of $0.16 to $0.17 and non-GAAP net loss per share of $0.05 to $0.06, including approximately $0.02 per share of reorganization costs.

Based on second quarter fiscal 2019 performance and current business trends, the Company has updated its guidance for the full fiscal year 2019. The Company now expects:

•	GAAP and non-GAAP revenue of $518 to $520 million.

•	GAAP net loss of $48 to $50 million and $0.59 to $0.61 on a per share basis.

•	Non-GAAP net loss per share of $0.15 to $0.17.

•	Adjusted EBITDA loss of $3 to $5 million.

•	Monthly recurring revenue of $37.0 to $39.0 million, at the end of the fourth quarter of fiscal 2019.

•	Cash flow from operations of $35 to $40 million.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its fiscal 2019 second quarter and outlook for its third quarter and fiscal year 2019 on September 5, 2018, at 8:00 a.m. ET. A live audio webcast of the conference call and the supplemental financial information referred to above will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.

Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue and GAAP and non-GAAP net loss per share for the third quarter of fiscal 2019 and for full year fiscal 2019, net loss and adjusted EBITDA loss for full year fiscal 2019, capital expenditures and effective tax rate for full year fiscal 2019, weighted average shares outstanding during the third quarter of fiscal 2019 and full year fiscal 2019, monthly recurring revenue at the end of the fourth quarter of fiscal 2019, and cash flow from operations for full year fiscal 2019, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on its largest client and on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the ability of the Company’s solutions to interoperate with its clients’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; the effect of timing differences between the expensing of sales commissions paid to the Company’s strategic and distribution partners and the recognition of associated revenues; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended February 2, 2018, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About Secureworks
Secureworks® (NASDAQ: SCWX) is a leading global cybersecurity company that protects organizations in the digitally connected world. We combine visibility from thousands of clients, machine learning and automation from our industry-leading Secureworks Counter Threat Platform™, and actionable insights from our team of elite researchers, analysts and consultants to create a powerful network effect that provides increasingly strong protection for our clients. By aggregating and analyzing data from any source, anywhere, we prevent security breaches, detect malicious activity in real time, respond rapidly, and predict emerging threats. We offer our clients a cyber-defense that is Collectively Smarter. Exponentially Safer.™ www.secureworks.com

Contact Information
Investor Inquiries:
Teri Miller
VP, Chief Accounting Officer
678-268-4389
temiller@secureworks.com

Media Inquiries:
Doreen Kelly Ruyak
Corporate Communications
202-744-9767
press@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2018	August 4, 2017*	August 3, 2018	August 4, 2017*
Net revenue	$128,778	$116,240	$254,939	$229,918
Cost of revenue	62,548	55,907	123,078	109,520
Gross margin	66,230	60,333	131,861	120,398
Research and development	22,453	19,693	44,807	39,172
Sales and marketing	35,521	35,433	71,191	71,611
General and administrative	22,419	21,138	47,616	44,542
Total operating expenses	80,393	76,264	163,614	155,325
Operating loss	(14,163)	(15,931)	(31,753)	(34,927)
Interest and other, net	1,003	(420)	1,508	(1,069)
Loss before income taxes	(13,160)	(16,351)	(30,245)	(35,996)
Income tax benefit	(3,391)	(6,080)	(6,657)	(12,448)
Net loss	$(9,769)	$(10,271)	$(23,588)	$(23,548)

Net loss per common share (basic and diluted)	$(0.12)	$(0.13)	$(0.29)	$(0.29)
Weighted-average common shares
outstanding (basic and diluted)	80,839	80,353	80,680	80,205

Percentage of Total Net Revenue
Gross margin	51.4%	51.9%	51.7%	52.4%
Research and development	17.4%	16.9%	17.6%	17.0%
Sales and marketing	27.6%	30.5%	27.9%	31.1%
General and administrative	17.4%	18.2%	18.7%	19.4%
Operating expenses	62.4%	65.6%	64.2%	67.6%
Operating loss	(11.0)%	(13.7)%	(12.5)%	(15.2)%
Loss before income taxes	(10.2)%	(14.1)%	(11.9)%	(15.7)%
Net loss	(7.6)%	(8.8)%	(9.3)%	(10.2)%
Effective tax rate	25.8%	37.2%	22.0%	34.6%

Note: Percentage growth rates are calculated based on underlying data in thousands
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	August 3, 2018	February 2, 2018*
Assets:
Current assets:
Cash and cash equivalents	$103,316	$101,539
Accounts receivable, net	133,344	157,764
Inventories, net	623	1,030
Other current assets	40,814	40,551
Total current assets	278,097	300,884
Property and equipment, net	32,611	33,457
Goodwill	416,487	416,487
Purchased intangible assets, net	220,316	234,184
Other non-current assets	79,638	72,069
Total assets	$1,027,149	$1,057,081
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$21,417	$23,266
Accrued and other	65,321	81,625
Short-term deferred revenue	151,828	137,697
Total current liabilities	238,566	242,588
Long-term deferred revenue	13,435	14,948
Other non-current liabilities	62,878	68,455
Total liabilities	314,879	325,991
Stockholders' equity	712,270	731,090
Total liabilities and stockholders' equity	$1,027,149	$1,057,081
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	August 3, 2018	August 4, 2017*
Cash flows from operating activities:
Net loss	$(23,588)	$(23,548)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	20,512	20,666
Stock-based compensation expense	9,642	7,158
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,275)	1,449
Income tax benefit	(6,657)	(12,448)
Provision for doubtful accounts	1,571	2,591
Changes in assets and liabilities:
Accounts receivable	22,542	(12,491)
Due to/from parent	(1,334)	7,653
Inventories	407	778
Other assets	(5,162)	(4,014)
Accounts payable	(1,392)	428
Deferred revenue	12,240	13,617
Accrued and other liabilities	(16,620)	(10,254)
Net cash provided by (used in) operating activities	10,886	(8,415)
Cash flows from investing activities:
Capital expenditures	(5,366)	(8,376)
Net cash provided by (used in) investing activities	(5,366)	(8,376)
Cash flows from financing activities:
Principal payments on financing arrangement with Dell Financial Services	(1,104)	(800)
Taxes paid on vested restricted shares	(2,139)	(1,224)
Other financing activities	(500)	—
Net cash provided by (used in) financing activities	(3,743)	(2,024)
Net increase (decrease) in cash and cash equivalents	1,777	(18,815)
Cash and cash equivalents at beginning of the period	101,539	116,595
Cash and cash equivalents at end of the period	$103,316	$97,780
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

Non-GAAP Financial Measures

This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. The Company believes these non-GAAP financial measures provide useful information to help evaluate its operating results by facilitating an enhanced understanding of its operating performance and enabling more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented in the press release. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Secureworks’ industry, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below for each of the periods indicated. Investors are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in this non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

The Company excludes the following items from one or more of its non-GAAP financial measures:

Impact of purchase accounting. The impact of purchase accounting consists primarily of purchase accounting adjustments related to a change in the basis of deferred revenue for the acquisition of Dell Inc. (“Dell”) by Dell Technologies Inc. in fiscal 2014.

Amortization of intangible assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with the acquisition of Dell by Dell Technologies Inc. in fiscal 2014, all of the Company’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with this transaction.

Stock-based compensation. Non-cash stock-based compensation relates to awards under both the Dell Technologies Inc. and Secureworks equity plans. We exclude such expenses when assessing the effectiveness of our operating performance since they do not necessarily correlate with the underlying operating performance of the business.

Aggregate adjustment for income taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

As the excluded items can have a material impact on earnings, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin, research and development expenses, sales and marketing expenses, general and administrative expenses, operating loss or net loss prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2018	August 4, 2017*	August 3, 2018	August 4, 2017*
GAAP revenue	$128,778	$116,240	$254,939	$229,918
Impact of purchase accounting	—	146	—	292
Non-GAAP revenue	$128,778	$116,386	$254,939	$230,210

GAAP gross margin	$66,230	$60,333	$131,861	$120,398
Amortization of intangibles	3,411	3,411	6,821	6,821
Impact of purchase accounting	—	156	—	312
Stock-based compensation expense	275	217	544	441
Non-GAAP gross margin	$69,916	$64,117	$139,226	$127,972

GAAP research and development expenses	$22,453	$19,693	$44,807	$39,172
Stock-based compensation expense	(1,006)	(759)	(2,037)	(1,573)
Non-GAAP research and development expenses	$21,447	$18,934	$42,770	$37,599

GAAP sales and marketing expenses	$35,521	$35,433	$71,191	$71,611
Stock-based compensation expense	(720)	(411)	(1,341)	(625)
Non-GAAP sales and marketing expenses	$34,801	$35,022	$69,850	$70,986

GAAP general and administrative expenses	$22,419	$21,138	$47,616	$44,542
Amortization of intangibles	(3,523)	(3,523)	(7,047)	(7,047)
Impact of purchase accounting	—	(256)	—	(512)
Stock-based compensation expense	(2,911)	(2,143)	(5,720)	(4,519)
Non-GAAP general and administrative expenses	$15,985	$15,216	$34,849	$32,464

GAAP operating loss	$(14,163)	$(15,931)	$(31,753)	$(34,927)
Amortization of intangibles	6,934	6,934	13,868	13,868
Impact of purchase accounting	—	412	—	824
Stock-based compensation expense	4,912	3,530	9,642	7,158
Non-GAAP operating loss	$(2,317)	$(5,055)	$(8,243)	$(13,077)

GAAP net loss	$(9,769)	$(10,271)	$(23,588)	$(23,548)
Amortization of intangibles	6,934	6,934	13,868	13,868
Impact of purchase accounting	—	412	—	824
Stock-based compensation expense	4,912	3,530	9,642	7,158
Aggregate adjustment for income taxes	(2,938)	(4,122)	(5,329)	(7,356)
Non-GAAP net loss	$(861)	$(3,517)	$(5,407)	$(9,054)

GAAP net loss per share	$(0.12)	$(0.13)	$(0.29)	$(0.29)
Amortization of intangibles	0.09	0.09	0.17	0.17
Impact of purchase accounting	—	0.01	—	0.01
Stock-based compensation expense	0.06	0.04	0.12	0.09
Aggregate adjustment for income taxes	(0.04)	(0.05)	(0.07)	(0.09)
Non-GAAP net loss per share *	$(0.01)	$(0.04)	$(0.07)	$(0.11)

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net loss	$(9,769)	$(10,271)	$(23,588)	$(23,548)
Interest and other, net	(1,003)	420	(1,508)	1,069
Income tax benefit	(3,391)	(6,080)	(6,657)	(12,448)
Depreciation and amortization	10,225	10,405	20,512	20,666
Stock-based compensation expense	4,912	3,530	9,642	7,158
Impact of purchase accounting	—	146	—	292
Adjusted EBITDA	$974	$(1,850)	$(1,599)	$(6,811)
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
Percentage of Total Net Revenue	August 3, 2018	August 4, 2017*	August 3, 2018	August 4, 2017*

GAAP gross margin	51.4%	51.9%	51.7%	52.4%
Non-GAAP adjustment	2.9%	3.2%	2.9%	3.2%
Non-GAAP gross margin	54.3%	55.1%	54.6%	55.6%

GAAP research and development expenses	17.4%	16.9%	17.6%	17.0%
Non-GAAP adjustment	(0.7)%	(0.6)%	(0.8)%	(0.7)%
Non-GAAP research and development expenses	16.7%	16.3%	16.8%	16.3%

GAAP sales and marketing expenses	27.6%	30.5%	27.9%	31.1%
Non-GAAP adjustment	(0.6)%	(0.4)%	(0.5)%	(0.3)%
Non-GAAP sales and marketing expenses	27.0%	30.1%	27.4%	30.8%

GAAP general and administrative expenses	17.4%	18.2%	18.7%	19.4%
Non-GAAP adjustment	(5.0)%	(5.1)%	(5.0)%	(5.3)%
Non-GAAP general and administrative expenses	12.4%	13.1%	13.7%	14.1%

GAAP operating loss	(11.0)%	(13.7)%	(12.5)%	(15.2)%
Non-GAAP adjustment	9.2%	9.4%	9.3%	9.5%
Non-GAAP operating loss	(1.8)%	(4.3)%	(3.2)%	(5.7)%

GAAP net loss	(7.6)%	(8.8)%	(9.3)%	(10.2)%
Non-GAAP adjustment	6.9%	5.8%	7.2%	6.3%
Non-GAAP net loss	(0.7)%	(3.0)%	(2.1)%	(3.9)%
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Three Months Ending November 2, 2018		Fiscal Year Ending February 1, 2019
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance

GAAP revenue	$130	$131	$518	$520
Impact of purchase accounting	—	—	—	—
Non-GAAP revenue	$130	$131	$518	$520

GAAP net loss per share	$(0.17)	$(0.16)	$(0.61)	$(0.59)
Amortization of intangibles	0.09	0.09	0.34	0.34
Stock-based compensation expense	0.06	0.06	0.24	0.24
Aggregate adjustment for income taxes	(0.03)	(0.03)	(0.14)	(0.14)
Non-GAAP net loss per share*	$(0.06)	$(0.05)	$(0.17)	$(0.15)

GAAP net loss			$(50)	$(48)
Interest and other, net			(1)	(1)
Income tax benefit			(15)	(14)
Depreciation and amortization			41	41
Stock-based compensation expense			19	19
Adjusted EBITDA*			$(5)	$(3)

Other Items
Effective tax rate				22%
Weighted average shares outstanding (in millions)				80.9
Cash flow from operations				$35-$40
Capital expenditures				$16-$17
Monthly recurring revenue (MRR)				$37-$39

* Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding